Exhibit 99.1

Lantheus Reports Fourth Quarter and Full Year 2022 Financial Results
•Worldwide revenue of $263.2 million and $935.1 million for the fourth quarter and full year 2022, representing increases of 103.1% and 119.9% over the prior year periods, respectively
•GAAP net loss of $119.2 million and GAAP net income of $28.1 million for the fourth quarter and full year 2022, compared to GAAP net loss of $40.2 million and $71.3 million in the prior year period
•GAAP fully diluted net loss per share of $1.74 and GAAP fully diluted net income per share of $0.40 for the fourth quarter and full year 2022, compared to GAAP fully diluted net loss per share of $0.59 and $1.06 in the prior year period; adjusted fully diluted net income per share of $1.37 and $4.22 for the fourth quarter and full year 2022, compared to adjusted fully diluted net income per share of $0.25 and $0.49 in the prior year period
•Net cash provided by operating activities was $105.4 million and $281.8 million for the fourth quarter and full year 2022. Free cash flow of $100.6 million and $263.4 million for the fourth quarter and full year 2022, compared to free cash flow of $9.3 million and $41.8 million for the fourth quarter and full year 2021
•The Company provides first quarter and full year 2023 revenue and adjusted diluted earnings per share guidance
BEDFORD, Mass., Feb. 23, 2023 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (the Company) (NASDAQ: LNTH), a company committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease, today reported financial results for its fourth quarter and full year ended December 31, 2022.
The Company’s worldwide revenue for the fourth quarter of 2022 totaled $263.2 million, compared with $129.6 million for the fourth quarter of 2021, representing an increase of 103.1% over the prior year period. Full year 2022 worldwide revenues were $935.1 million, compared with $425.2 million for the full year 2021, representing an increase of 119.9% over the prior year period.
The Company’s fourth quarter 2022 GAAP net loss was $119.2 million, or $1.74 per fully diluted share, as compared to GAAP net loss of $40.2 million, or $0.59 per fully diluted share for the fourth quarter of 2021. Full year 2022 GAAP net income was $28.1 million, or $0.40 per fully diluted share, as compared to GAAP net loss of $71.3 million, or $1.06 per fully diluted share for the full year 2021.
The Company’s fourth quarter 2022 adjusted fully diluted net income per share, or earnings per share (“EPS”), were $1.37, as compared to $0.25 for the fourth quarter of 2021, representing an increase of approximately $1.12 from the prior year period. The Company’s full year 2022 adjusted fully diluted EPS, were $4.22, as compared to $0.49 for the full year 2021, representing an increase of approximately $3.72 from the prior year period.
Lastly, net cash provided by operating activities was $105.4 million and $281.8 million for the fourth quarter and full year 2022. Free Cash Flow was $100.6 million for the fourth quarter of 2022, as compared to $9.3 million for the fourth quarter of 2021, representing an increase of approximately $91.3 million from the prior year period. Full year 2022 free cash flow was $263.4 million, as compared to $41.8 million for the full year 2021, representing an increase of approximately $221.7 million from the prior year period.
“2022 was an outstanding year for Lantheus, led by the success of PYLARIFY and expansion of our Radiopharmaceutical Oncology pipeline. We accelerated our growth, diversified our portfolio, and delivered record revenues and profits which created additional free cash flows,” said Mary Anne Heino, President and Chief Executive Officer of Lantheus. “In 2023, PYLARIFY, the #1 PSMA PET imaging agent and DEFINITY, the #1 ultrasound enhancing agent, will continue to deliver value for our patients, healthcare professionals, employees, and shareholders.”
The Company updates its guidance for the first quarter and full year 2023 is as follows:

Guidance Issued February 23, 2023
Q1 FY 2023 Revenue	$280 million - $285 million
Q1 FY 2023 Adjusted Fully Diluted EPS	$1.28 - $1.32
Guidance Issued February 23, 2023
FY 2023 Revenue	$1.140 billion - $1.160 billion
FY 2023 Adjusted Fully Diluted EPS	$4.95 - $5.10
On a forward-looking basis, the Company does not provide GAAP income per common share guidance or a reconciliation of adjusted fully diluted EPS to GAAP income per common share because the Company is unable to predict with reasonable certainty business development and acquisition related expenses, purchase accounting fair value adjustments, and any one-time, non-recurring charges. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. As a result, it is the Company’s view that a quantitative reconciliation of adjusted fully diluted EPS on a forward-looking basis is not available without unreasonable effort.
Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call and webcast on Thursday, February 23, 2023, at 8:00 a.m. ET. To access the conference call or webcast, participants should register online at https://investor.lantheus.com/news-events/calendar-of-events.
A replay will be available approximately two hours after completion of the webcast and will be archived on the same web page for at least 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc.
With more than 65 years of experience in delivering life-changing science, Lantheus is committed to improving patient outcomes through diagnostics, radiotherapeutics and artificial intelligence solutions that enable clinicians to Find, Fight and Follow disease. Lantheus is headquartered in Massachusetts and has offices in New Jersey, Canada and Sweden. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by their use of terms such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “introduce,” “may,” “momentum,” “plan,” “predict,” “progress,” “project,” “promising,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion and penetration for our established commercial products, particularly PYLARIFY and DEFINITY, in the face of competition; (ii) our ability to have third parties manufacture our products and our ability to manufacture DEFINITY in our in-house manufacturing facility; (iii) the global availability of Molybdenum-99 (“Mo-99”) and other raw material and key components; (iv) the efforts and timing for clinical development, regulatory approval and successful commercialization of our product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake(v) our strategies, future prospects, and our projected growth, including revenue related to our collaboration agreements with POINT Biopharma Global Inc. (vi) our ability to identify and acquire or in-license additional diagnostic and therapeutic product opportunities in oncology and other strategic areas; (vii) the continuing impact of the global COVID-19 pandemic on our business, supply chain, financial conditions and prospects; and (viii) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
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Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues	$263,166	$129,562	$935,061	$425,208
Cost of goods sold	95,995	71,654	353,358	237,513
Gross profit	167,171	57,908	581,703	187,695
Operating expenses
Sales and marketing	26,983	19,423	100,243	68,422
General and administrative	39,639	62,530	133,584	150,395
Research and development	272,226	11,293	311,681	44,966
Total operating expenses	338,848	93,246	545,508	263,783
Gain on sale of assets	—	—	—	15,263
Operating (loss) income	(171,677)	(35,338)	36,195	(60,825)
Interest expense	2,581	1,528	7,185	7,752
Loss (gain) on extinguishment of debt	588	—	588	(889)
Other loss	1,397	4,141	1,703	7,350
(Loss) income before income taxes	(176,243)	(41,007)	26,719	(75,038)
Income tax benefit	(57,058)	(792)	(1,348)	(3,759)
Net (loss) income	$(119,185)	$(40,215)	$28,067	$(71,279)
Net (loss) income per common share:
Basic	$(1.74)	$(0.59)	$0.41	$(1.06)
Diluted	$(1.74)	$(0.59)	$0.40	$(1.06)
Weighted-average common shares outstanding:
Basic	68,500	67,713	68,487	67,486
Diluted	68,500	67,713	70,671	67,486

Lantheus Holdings, Inc.
Consolidated Revenues Analysis
(in thousands – unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change
DEFINITY	$63,619	$59,311	7.3%	$244,993	$232,759	5.3%
TechneLite	24,725	22,041	12.2%	88,864	91,293	(2.7)%
Other precision diagnostics	6,022	5,684	5.9%	22,825	26,973	(15.4)%
Total precision diagnostics	94,366	87,036	8.4%	356,682	351,025	1.6%
PYLARIFY	160,642	35,417	353.6%	527,405	43,414	1,114.8%
Other radiopharmaceutical oncology	919	267	244.2%	4,102	5,473	(25.1)%
Total radiopharmaceutical oncology	161,561	35,684	352.8%	531,507	48,887	987.2%
Strategic Partnerships and other revenue	7,239	6,842	5.8%	46,872	25,296	85.3%
Total revenues	$263,166	$129,562	103.1%	$935,061	$425,208	119.9%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(119,185)	$(40,215)	$28,067	$(71,279)
Stock and incentive plan compensation	8,124	4,162	29,262	15,934
Amortization of acquired intangible assets	8,307	8,373	33,225	27,506
Acquired debt fair value adjustment	—	—	—	(307)
Contingent consideration fair value adjustments	9,300	43,900	34,700	72,400
Non-recurring refinancing related fees	70	—	70	—
Non-recurring severance related fees	—	—	—	522
Non-recurring fees	—	818	(384)	818
Extinguishment of debt	588	—	588	(889)
Gain on sale of assets	—	—	—	(15,263)
Strategic collaboration and license costs	265,856	—	266,356	—
Integration costs	—	9	—	102
Acquisition-related costs	169	823	1,037	1,549
Impairment of long-lived assets	—	189	—	9,729
ARO Acceleration and other related costs	(968)	5,259	2,119	5,259
Other	583	2	694	62
Income tax effect of non-GAAP adjustments(b)	(76,227)	(6,079)	(97,739)	(12,138)
Adjusted net income	$96,617	$17,241	$297,995	$34,005
Adjusted net income, as a percentage of revenues	36.7%	13.3%	31.9%	8.0%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income (loss) per share - diluted	$(1.74)	$(0.59)	$0.40	$(1.06)
Stock and incentive plan compensation	0.12	0.06	0.41	0.24
Amortization of acquired intangible assets	0.12	0.13	0.47	0.41
Acquired debt fair value adjustment	—	—	—	(0.01)
Contingent consideration fair value adjustments	0.13	0.63	0.49	1.05
Non-recurring refinancing related fees	—	—	—	—
Non-recurring severance related fees	—	—	—	0.01
Non-recurring fees	—	0.01	(0.01)	0.01
Extinguishment of debt	0.01	—	0.01	(0.01)
Gain on sale of assets	—	—	—	(0.23)
Strategic collaboration and license costs	3.76	—	3.77	—
Integration costs	—	—	—	—
Acquisition-related costs	—	0.01	0.01	0.02
Impairment of long-lived assets	—	—	—	0.14
ARO Acceleration and other related costs	(0.01)	0.08	0.03	0.08
Other(a)	0.06	—	0.01	—
Income tax effect of non-GAAP adjustments(b)	(1.08)	(0.08)	(1.37)	(0.16)
Adjusted net income per share - diluted	$1.37	$0.25	$4.22	$0.49
Weighted-average common shares outstanding - diluted	70,642	69,446	70,671	68,963
(a)This effect includes an adjustment related to the increase from basic to diluted shares as the Company changed from GAAP net loss to non-GAAP adjusted net income for the three months ended December 31, 2022.
(b)The income tax effect of the adjustments between GAAP net loss and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net cash provided by operating activities	$105,352	$13,889	$281,781	$53,916
Capital expenditures	(4,724)	(4,544)	(18,347)	(12,140)
Free cash flow	$100,628	$9,345	$263,434	$41,776

Net cash (used in) provided by investing activities	$(264,724)	$(4,544)	$(276,547)	$3,683
Net cash used in financing activities	$317,840	$(2,100)	$311,691	$(39,332)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$415,652	$98,508
Accounts receivable, net	213,397	89,336
Inventory	35,475	35,129
Other current assets	13,092	12,818
Total current assets	677,616	235,791
Property, plant and equipment, net	122,166	116,772
Intangibles, net	315,285	348,510
Goodwill	61,189	61,189
Deferred tax assets, net	110,647	62,764
Other long-term assets	34,355	38,758
Total assets	$1,321,258	$863,784
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$354	$11,642
Accounts payable	20,563	20,787
Short-term contingent liability	99,700	—
Accrued expenses and other liabilities	127,084	58,068
Total current liabilities	247,701	90,497
Asset retirement obligations	22,543	20,833
Long-term debt, net and other borrowings	557,712	163,121
Other long-term liabilities	46,155	124,894
Total liabilities	874,111	399,345
Total stockholders’ equity	447,147	464,439
Total liabilities and stockholders’ equity	$1,321,258	$863,784

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Contacts:
Mark Kinarney
Vice President, Investor Relations
978-671-8842
ir@lantheus.com

Melissa Downs
Senior Director, Corporate Communications
646-975-2533
media@lantheus.com